Exhibit 99.1

   Investor Update  June 2019

 This presentation contains summarized information concerning Mr. Cooper Group Inc. (the “Company”) and the Company’s business, operations, financial performance and trends. No representation is made that the information in this presentation is complete. For additional financial, statistical and business related information, as well as information regarding business and segment trends, see the Company’s most recent Annual Report on Form 10-K (“Form 10-K”) and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), as well other reports filed with the SEC from time to time. Such reports are or will be available in the Investors section of the Company’s website (www.mrcoopergroup.com) and the SEC’s website (www.sec.gov).Forward Looking Statements. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including ROTCE estimates and replenishment of MSR portfolio.  All statements other than statements of historical or current fact included in this presentation that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in documents Mr. Cooper has filed or will file from time to time with the SEC. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Mr. Cooper believes there is a reasonable basis for them. However, the events, results or trends identified in these forward-looking statements may not occur or be achieved. Forward-looking statements speak only as of the date they are made, and Mr. Cooper is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports that Mr. Cooper has filed or will file from time to time with the SEC.Basis of Presentation. For purpose of Mr. Cooper's financial statement presentation, Mr. Cooper Group Inc. was determined to be the accounting acquirer in the WMIH Corp. merger. “Predecessor” financial information relates to Nationstar and “Successor” financial information relates to Mr. Cooper. The financial results for the three months ended March 31, 2019 and the three months ended December 31, 2018 reflect the results of the Successor. With respect to the three months ended September 30, 2018, the Company has presented the results on a “combined” basis by combining the financial results of the Predecessor for the period from July 1, 2018 through July 31, 2018 and the financial results of the Successor for the period from August 1, 2018 through September 30, 2018. Although the separate financial results of the Predecessor for the period from July 1, 2018 through July 31, 2018 and the Successor for the period from August 1, 2018 through September 30, 2018 are each separately presented under generally accepted accounting principles (“GAAP”) in the United States, the combined results reported reflect non-GAAP financial measures, because a different basis of accounting was used with respect to the financial results for the Predecessor as compared to the financial results of the Successor. The financial results for the three months ended June 30, 2018, and March 31, 2018 reflect the results of the Predecessor.Non-GAAP Measures. This presentation contains certain references to non-GAAP measures. Please refer to the Appendix for more information on non-GAAP measures.   Important Information

Mr. Cooper Group at a Glance

Servicing

- A leading servicer of agency and non-agency, owned MSR and subservicing portfolios
- Focused on customer service and asset performance for customers and investors

Originations

- Integrated platform for origination of conventional agency and government-insured loans
- Organic source of servicing customers, including recapture

Xome

- Real estate solutions provider to Mr. Cooper, third-parties, home buyers and sellers
- Asset management, property disposition, title, close, valuation, and field services

Largest Non-bank
Servicer in the U.S.[1]

3.8 Million Customers
$632 Billion Servicing Portfolio

12th Largest
Originator in the U.S. [1]

Originated
$5.7 Billion
in 1Q'19

Xome Generated
$96 Million Revenue
in 1Q'19

Xome Third-party Revenue
53%
in 1Q'19

[1] *Inside Mortgage Finance as of 03/31/19*

Mr. CooperGroup 3

 40% CAGR  Mr. Cooper’s Industry-leading Portfolio Growth    Evolution of the Leading Non-bank Mortgage Servicer    $10B    $632B  Mr. Cooper is a leading operator among non-bank servicers, having grown its portfolio at a 40% CAGR since 2006 – a testament to the Company’s operational skills, which have positioned it to participate in the industry transition from banks to specialized operators  1Q’19  2011-2017: Transition to Standard Servicing  Today: Largest Non-bank Servicer    Twenty years experience servicing high-touch customers, both originations and servicing2006: Acquired by Fortress and rebranded to Nationstar2008: Selected as preferred servicing partner by GSE  1991-2010: High-touch Servicing Focus  Emerged as a leader in servicing performance and selectively entered subservicing2012: Nationstar completes IPO, with Fortress holding over 70% controlling stake2013: Nationstar acquires $215 billion servicing portfolio from Bank of America  Top performing servicer with strong capital positionWMIH acquires Nationstar in July 2018, rebrands as Mr. Cooper GroupMr. Cooper acquires Assurant Mortgage Solutions, Pacific Union, and Seterus between 8/2018-2/2019  Mr. Cooper operates in 3 business segments:Leading non-bank servicer with 3.8mm customersTop-15 mortgage originator with $5.7bn in 1Q’19 and ~3% market share⁽¹⁾ of the correspondent channel plus $2.2bn originations in our direct-to-consumer channel, which focuses on refinance options for our existing customers$96mm in revenue in our Xome mortgage services subsidiary, whose businesses include title, valuations, field services, and an exchange specialized in selling REO properties, and whose revenues were 53% third-party

 ⁽¹⁾ Percentage of loans boarded delinquent brought back to performing status, compared to industry reperformance for buckets of similar loans. Source: Core Logic ⁽²⁾ Direct servicing cost per loan for performing loans. Categories are defined as prime servicers; “Mid to Large” is 500k-1mm loans, “Large” is greater than 1mm loans, “Small” is less than 100k loans. Source: 2017 MBA Peer Group Study     Best-in-Class Operational Skills  Industry      12%  26%  We’ve Kept More People in Their Homes….  Returning Delinquent Loans to Performing Status at 2X the Industry Rate (1)  …and Built a Very Efficient Operating Platform  Direct Servicing Costs Per Loan below Peer Average (2)    $86  Mr. Cooper’s strong growth resulted from our capabilities managing troubled loans, which allowed us to mitigate losses for mortgage investors and keep more borrowers in their homes. At the same time, we developed an extremely efficient operating platform, which allows us to board loan portfolios quickly and efficiently

 Significant Improvement in Customer Experience  Refinance Recapture is a Competitive Advantage    Creating a Customer-centric Culture    1.16    0.20  Complaints Ratio (per 1,000 loans)  Complaints    2,566  In recent years, we’ve focused on improving the experience for our customers, which entails helping them manage what is typically their largest financial liability. Creating a culture of customer advocacy is the reason behind our name change to Mr. Cooper, and our progress is seen in lower complaints and our ability to retain a large percentage of our refinancing customers  Industry⁽¹⁾  ⁽¹⁾ Industry refinance recapture data based on Black Knight’s Mortgage Monitor March 2019 Report

   Strategic Investment in Originations  Net Portfolio Replenishment  Mr. Cooper has made significant investments to enhance our origination capabilities in recent years, including the acquisition of Pacific Union, to the point that we believe newly originated MSRs are sufficient to replenish the economic runoff of the MSR portfolio, net of excess spread. We do not expect to need to make bulk acquisitions to sustain our net portfolio.  ⁽¹⁾ Net of estimated excess spread financing (ESF) portfolio runoff⁽²⁾ Excludes subservicing funded originations volume⁽³⁾ Gives credit to a full quarter of Pacific Union originations in 1Q’19. Portfolio replenishment is calculated as originations funded volume divided by MSR portfolio runoff, net.Note: Net portfolio is defined as MSR portfolio less ESF portfolio

Strategic Goals: Generating and Sustaining Investor Returns

After years of strong asset growth, our management team is now focused on generating profitability and investor returns appropriate for our business model and market position

Return on Tangible Common Equity[1]


8.7%
Excluding Int. amort.
6.4%
1Q'19[2]

Headwinds
Higher amortization
Factors outside of our control • Interest rate volatility • Economic growth

Profitability Initiatives ($mm's)	
Project Titan, net benefit	$70
AMS impact (annualized)	$28
Corporate actions	$50
Deleveraging	$38
Reduced intangible amortization by year-end 2021	$33
Other opportunities • Xome 3P growth • Further efficiency improvements/operating leverage • Higher originations contribution	


12%+
Target: 2021

ROTCE shown fully taxed, does not include the cash flow benefits associated with the company's deferred tax asset

[1] ROTCE estimates are forward-looking and are subject to a number of risks, uncertainties and changes in circumstances, certain of which are beyond our control. Actual results could differ materially as a result of several factors, including interest rates, prepayment rates, amortization, economic growth and delinquencies. Assumes stable interest rates and continued economic growth

[2] Please see appendix for 1Q'19 ROTCE reconciliation

Mr. CooperGroup 8

Strong Cash Flow – 1Q’19  ⁽¹⁾ Adjusted EBITDA calculated consistent with the definition in the corporate indentures for senior unsecured notes maturing in 2023 and 2026. 1Q’19 includes add back of Titan spending, AMS impact, merger related costs, accounting items and $4 million in other qualifying adjustments⁽²⁾ Excludes capitalized servicing rights which are shown as a component of EBITDA ⁽³⁾ Non-GAAP financial measures. Management believes these non-GAAP measures are useful because it provides a perspective on underlying cash generation and a means to assess period-over-period results.  Steady state cash flow refers to our estimate of the cash available for growth and other purposes once we have invested in new MSRs sufficient to maintain the profitability of our net portfolio  Numbers may not add due to rounding  Steady state cash flow does not include any working capital benefits  ⁽³⁾  ⁽³⁾  ⁽³⁾

   Company Structure Designed to Maximize Capital and Liquidity  Senior notes have incurrence-based covenants, not maintenance covenants$1.4 billion cushion relative to FHFA capital standards, which is measured at the subsidiary$1.5 billion cushion relative to the most restrictive operating facility covenant, which is measured at the subsidiary  Mr. Cooper operates through the Nationstar Mortgage LLC subsidiary, which has significant excess capital relative to government agency and lender requirements, and which has access to warehouse and other liquidity facilities through a diversified group of lenders    ⁽¹⁾ Measured in accordance with FHFA regulations    13.2%

   Appendix

   ROTCE – 1Q’19  ROTCE is a non-GAAP financial measure that is computed by dividing earnings by tangible common equity. Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. The methodology of determining tangible common equity may differ among companies. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measure to its most directly comparable GAAP financial measure because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimate of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.